Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PRECIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT

PRECIS, INC.
2040 North Highway 360
Grand Prairie, Texas 75050
Telephone: (972) 522-2008

NOTICE OF ANNUAL MEETING
To be held on October 26, 2004

TO THE SHAREHOLDERS:

        Precis, Inc., will hold its annual shareholders meeting at the Hampton Inn at 2050 North Highway 360, Grand Prairie, Texas, commencing at 4:00 p.m., local time on October 26, 2004 to vote on:

1.
The election of seven directors, each to hold office until the 2004 annual meeting of shareholders and until her or his successor is duly elected and qualified;

2.
The ratification of BDO Seidman, LLP as the independent accountants for 2004; and

3.
Any other business that properly comes before the meeting or any adjournment or postponement of the Annual Meeting.

        Precis shareholders at the close of business on September 21, 2004, are receiving notice and may vote at the Annual Meeting. Approval of all matters presented at the Annual Meeting require the affirmative vote of a majority of the shares present in person or by proxy or that are cast at the Annual Meeting.

        Your Board of Directors unanimously recommends that you vote FOR approval of the matters being voted upon.

        Your attendance or Proxy is important to assure a quorum at the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting in person are requested to complete and return the enclosed Proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to Precis shareholders, their proxies and invited guests. All Shareholders are cordially invited to attend the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS:

                      Eliseo Ruiz, III, Secretary and General Counsel

Grand Prairie, Texas
September 21, 2004

PROXY STATEMENT

Precis, Inc.
2040 North Highway 360
Grand Prairie, Texas 75050
Telephone: (972) 522-2008

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 26, 2004

SOLICITATION AND REVOCATION OF PROXIES

        This Proxy Statement is furnished to the shareholders of Precis, Inc. in connection with an Annual Meeting of the holders of Precis common stock to be held in the Hampton Inn at 2050 North Highway 360, Grand Prairie, Texas, at 4:00 p.m., local time, on October 26, 2004 and any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy will be first mailed on or about October 1, 2004, to Precis' shareholders of record on September 21, 2004.

        If the accompanying Proxy is properly executed and returned, the shares of common stock represented by the Proxy will be voted at the Annual Meeting. If you indicate on the Proxy a choice with respect to any matter to be voted on, your shares will be voted in accordance with your choice. If no choice is indicated, your shares of common stock will be voted FOR

  •
  the election of seven directors, each to hold office until the 2003 annual meeting of shareholders and until her or his successor is duly elected and qualified; and

  •
  ratification of BDO Seidman, LLP as the independent accounts for 2004.

In addition, your shares will also be considered and voted upon other business that properly comes before the Annual Meeting or any adjournment or postponement. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this Proxy Statement. Once given, you may revoke the Proxy by

  •
  giving written notice of revocation to our Secretary at any time before your Proxy is voted,

  •
  executing another valid proxy bearing a later date and delivering this proxy to our Secretary prior to or at the Annual Meeting, or

  •
  attending the Annual Meeting and voting in person.

        Neither the corporate laws of Oklahoma, the state in which we are incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Our policy is (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting, (ii) to treat abstentions as votes not cast but to treat them as shares represented at the Annual Meeting for determining results on actions requiring a majority vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

i

        We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying Proxy. These expenses include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Our directors or employees may solicit Proxies by mail, telephone, and personal interview or by other means without additional compensation, other than reimbursement for their related out-of-pocket expenses.

SHAREHOLDERS ENTITLED TO VOTE

        The shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on September 21, 2004 (the "Record Date"), of 12,321,766 shares of common stock then outstanding. Each holder of a share of common stock outstanding on the Record Date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers, directors and nominee directors own of record a total of 4,085,071 shares or 33.2% of our issued and outstanding common stock, all of which we anticipate will be voted in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding and represented at the Annual Meeting will constitute a quorum for the transaction of business.

ii

iii

PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors has nominated each of Judith H. Henkels, Eugene E. Becker, J. French Hill, Kent H. Webb, Nicholas J. Zaffiris, Kenneth S. George and Robert E. Jones (each, a "Nominee" or, collectively, "Nominees") for election as a director for a term expiring in 2005 or until her or his successor is elected and qualified or until his earlier death, resignation or removal. For information about each Nominee, see "Directors."

        The persons named as proxies in the accompanying Proxy, who have been designated by our Board, intend to vote, unless otherwise instructed in the Proxy, for the election of Ms. Henkels and Messrs. Becker, Hill, Zaffiris, George and Jones. Should any Nominee become unable for any reason to stand for election as a director, it is intended that the persons named in the Proxy will vote for the election of another person as our Board may recommend. We know of no reason why the Nominees will be unavailable or unable to serve.

Required Affirmative Vote

        The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote, is required for the election of a Nominee. An abstention from voting and broker non-votes will be tabulated as a vote withheld on the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether a nominee has received the required majority vote.

Recommendation of Our Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of Judith H. Henkels, Eugene E. Becker, J. French Hill, Nicholas J. Zaffiris, Kenneth S. George and Robert E. Jones to our Board. We will vote your proxy accordingly unless you specify a contrary choice.

DIRECTORS

        Our Bylaws provide that our Board of Directors shall consist of not less than one and a greater number as determined from time to time by resolution of our Board. The number of directors is currently fixed at seven. In general, a director holds office for a term expiring at the next annual meeting of our shareholders or until her or his successor is duly elected and qualified. Nominations of candidates for election as our directors may be made at any meeting of our shareholders by or at the direction of our Board of Directors or by any shareholder entitled to vote at the meeting. Our Bylaws provide that our Board will fix the annual meeting of our shareholders. The following table sets forth information with respect to each of our directors and our nominee director.

Name	Age	Position
Judith H. Henkels(1)	49	Chairman of the Board, Chief Executive Officer, President and Nominee Director
Kent H. Webb, M.D.(2)(3)(4)	46	Director and Nominee Director
Eugene E. Becker(1)(2)(3)	54	Director and Nominee Director
J. French Hill(2)	47	Director and Nominee Director
Nicholas Zaffiris(1)(3)(4)	40	Director and Nominee Director
Kenneth S. George(1)	55	Director and Nominee Director
Robert E. Jones	57	Nominee Director

(1)
Member of the Compensation Committee.
(2)
Member of the Audit Committee.
(3)
Member of the Governance and Nominating Committee.
(4)
Member of the Medical Committee.

Information About Each Executive Officer, Director and Nominee Director

        Judith H. Henkels serves as our Chief Executive Officer and President and Chairman of the Board of Directors. Ms. Henkels is the founder of Capella Group and has over 26 years of business experience, with a concentration in accounting, finance and healthcare. She has over 16 years of experience in the healthcare industry. Prior to founding Capella Group she was the Executive Vice President and CFO for Linnaeus, Inc. during the period 1994 through 1997. Linnaeus is a managed care systems company and owned a Third Party Administrator (TPA). While at Linnaeus, Ms. Henkels was instrumental in selling the TPA and finding new venture capital to support the ongoing operations of the systems company. From 1991 through 1994, Ms. Henkels was CFO and Executive Vice President for Premier BioResources, Inc., a company that owned and operated plasma centers throughout the U.S. From 1985 through 1991 Ms. Henkels worked for The BOC Group (a British Conglomerate) in their healthcare segment. She held various controllership roles in the anesthesia, critical care and home health care divisions and was the first woman to hold the role of Vice President in BOC throughout the world. Prior to BOC, Ms. Henkels also held financial positions in the Worthington Division of Dresser Industries (formerly McGraw Edison) and the accounting firm Ernst & Whinney, now Ernst & Young. Ms. Henkels is a Certified Public Accountant, and holds an MBA degree from Rutgers University where she graduated first in her class, and a B.A. degree from Iowa State University.

        Bobby R. Rhodes serves as our Executive Vice President of Provider Relations. Mr. Rhodes joined us in 1998. He has experience in the medical provider side of the healthcare business, having worked as business office manager for Cardiovascular Provider Resources, an MSO group of 58 cardiologists, from 1997 through 1998, claims manager/operations manager for Baylor-Health Texas, a physician organization with 135 family practice doctors, from 1996 through 1997, and as claims manager for Heritage Southwest Medical Group and Metropolitan Life from 1989 to 1996. Mr. Rhodes, a former pro football player, attended the University of Texas at Austin from 1985 through 1989.

        Terry Brewster serves as our Executive Vice President of Marketing and Sales. He has been with us since January 2004. From 2001 to 2003, Mr. Brewster was Senior Vice President over the southwest region for Aetna. Prior to Aetna, Mr. Brewster was Chief Marketing Officer for Qualchoice Health Plan, an HMO affiliated with the Lake Forest University Baptist Medical Center. Mr. Brewster holds a B.A. from California State University at Long Beach and an MBA in marketing from Pepperdine University.

        Kent H. Webb, M.D., a founder of Precis, has served as one of our Directors since June 1996 (and Medical Director since August 2001). He served as Chairman of our Board of Directors until December 2000 and was a member or general partner of our predecessors Advantage Data Systems, Ltd. and Medicard Plus—ADS Limited Partnership. Dr. Webb is a general and vascular surgeon and is the cofounder and a director of Surgical Hospital of Oklahoma. He is a Fellow of the American College of Surgeons and serves as a Clinical Professor for the University of Oklahoma. Dr. Webb is a past director of the Smart Card Industry Association, a nonprofit association. He is a surgical consultant for the Ethicon Division of Johnson & Johnson Company, a publicly-held pharmaceutical and consumer products company. Dr. Webb graduated from the University of Oklahoma College of Medicine and completed his residency in General and Vascular Surgery at the University of Oklahoma Health Services Center.

        Eugene E. Becker became one of our directors in August 2002. He is President of Eugene Becker & Associates, Inc., a privately-held marketing and consulting company. Mr. Becker served as the Chief Executive Officer of Aon Financial Partnerships during May to September 2000. During 1983 to 1999, Mr. Becker served as Chief Marketing Officer of American Bankers Insurance Group (during 1991 to 1999), Chief Executive Officer, and President and Chairman of the Board of American Bankers Insurance Company, American Bankers Life Assurance Company, Voyager Insurance Group, American Reliable Insurance Company and Banker American Life Assurance Company (during 1988 to 1999). Mr. Becker currently serves as a member of the board of directors for two companies: Signal

Holdings Inc. and Pacific Specialty Insurance Company. Mr. Becker received a B.A. from Biscayne College (St. Thomas University), and a M.B.A. from the University of Miami.

        J. French Hill joined the board of directors in January 2003. In 1999, Mr. Hill founded Delta Trust & Banking Corp., a privately held banking, trust and investment brokerage company headquartered in Little Rock, AR, following a six year career with Arkansas' largest publicly-traded holding company, First Commercial Corp. First Commercial was sold in 1998 to Regions Financial Corp. (RF). As an officer of First Commercial, Mr. Hill was chairman of the bank holding company's trust division and its investment brokerage dealer subsidiary from 1995 until 1998. He also oversaw a number of other staff functions in the company from 1993-1998 including human resources, executive compensation, bank compliance, credit review and strategic planning. During the last five years he has served as a member of the board of directors of Delta Trust & Banking Corp. and its affiliates (1999-present); Research Solutions LLC, a privately held company in the clinical trials business (1999-present), a privately held company in the aircraft lighting systems business; and Syair Designs LLC (2000-2003). From May 1989-January 1993, Mr. Hill was a senior economic policy official in the Bush Administration on the staff of the White House and as deputy assistant secretary of the U.S. Treasury. Mr. Hill graduated magna cum laude in economics from Vanderbilt University.

        Nicholas J. Zaffiris became one of our directors in August 2002. He is currently the Vice President of Sales and Account Management, West, at Private Healthcare Systems (PHCS), a privately-held preferred provider organization, and is responsible for new sales and existing customer retention and grants for the Western region of the country. Mr. Zaffiris joined PHCS in early 1998, and has more than 10 years of healthcare experience, including client management, sales, marketing and customer service. Before joining PHCS, he worked for the National Account Service Company, Blue Cross Blue Shield of Florida, and served as a Lieutenant in the United States Navy. Mr. Zaffiris received a B.S. in Political Science from the United States Naval Academy.

        Kenneth S. George became one of our directors in June 2003. Mr. George recently finished two terms as a State Representative in the Texas House of Representatives. From 1996 until 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions. From 1994 through 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., the largest private ambulance provider in the state of Texas. From 1988 until 1994, he was Chairman and Chief Executive Officer of EPIC Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues. Mr. George currently serves on the Board of Directors of Sonny Bryan's Smokehouse, Inc., a chain of barbecue restaurants. Mr. George has an M.B.A. from the University of Texas at Austin and a B.A. from Washington and Lee University.

        Robert E. Jones has been President and Chief Executive Officer of the National Center for Employment of the Disabled (NCED) since 1994. NCED is a not for profit, manufacturing and service corporation. Since 1990, Mr. Jones has been managing Director of JW Investments, JFT Management and JW Properties. Each of these private companies specializes in the development and management of commercial and industrial properties. Mr. Jones holds a B.A. degree from the University of Houston.

        Robert L. Bintliff has been our Executive Vice President and Chief Financial Officer since August 31, 2004. Mr. Bintliff's experience includes six years as an audit partner with Coopers & Lybrand (at which he was employed from 1985-1995), President and CEO of Jim Bridges Acquisition Company, a privately held firm (1995-1999) and as Chief Financial Officer for Comercis, Inc., a business software company that he helped take public (1999-2001). Earlier in his career, he served as a senior member of the financial management team of InterFirst Corporation, a $9 billion regional bank holding company (1981-1985). He had most recently operated his own accounting and management consulting practice in the Dallas/Fort Worth area (2001-2004). He is a CPA licensed in Texas, and is a member of the American Institute of Certified Public Accountants.

Information Concerning the Board of Directors

        Each nominee, other than Robert E. Jones, currently serves as a member of our Board of Directors. During 2003, our Board of Directors held four meetings and took action three times through unanimous approval of a written record and memorandum of action in lieu of meeting. All of the directors were present at the meetings, other than Mr. George, who failed to attend one meeting.

        Our Board maintains four standing committees: Audit, Compensation, Governance and Nominating, and Medical Committee. The Compensation Committee and Audit Committee were established in 1999 and the Corporate Governance Committee and Medical Committee were established in 2003. In 2004, the Corporate Governance Committee became the Governance and Nominating Committee by action of the Board. All committees report on their activities to our Board and serve at the pleasure of our Board. The specific duties for each committee are set forth in the charter of the committee that in the case of the Audit Committee is attached as Appendix A and in the case of the Governance and Nominating Committee is attached as Appendix B, and in the case of the Compensation Committee is available on the Precis web site at www.precis-pcis.com.

REPORT OF AUDIT COMMITTEE

        The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of our independent auditors. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

        Our Board of Directors has determined that J. French Hill, one of our Directors and member and Chairman of the Audit Committee, qualifies as a "financial expert." This determination was based upon Mr. Hill's

  •
  understanding of generally accepted accounting principles and financial statements;

  •
  ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

  •
  experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

  •
  understanding of internal controls and procedures for financial reporting; and

  •
  understanding of Audit Committee functions.

        Mr. Hill's experience and qualification as a financial expert were acquired through his extensive background in financial analysis, investment banking, finance and commercial banking. He has also participated in the preparation of financial statements and registration statements filed with the Securities and Exchange Commission. Mr. Hill also currently serves on two other audit committees of companies that are not publicly-held where he has oversight responsibility of the financial statements and works with the internal accountants and external auditors or audit and accounting matters.

        In the performance of its functions, our Audit Committee

  •
  reviewed and discussed the audited consolidated financial statements for 2003 with our Board of Directors,

  •
  received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence, and

  •
  recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2003 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission.

        Our review with the independent auditors included a discussion of the auditor's judgments as to the quality, not just the acceptability, of our accounting principles and other matters as are to be discussed with the Audit Committee under Statement of Auditing Standards No. 61. No matters described within the scope of Statement on Auditing Standards 61 arose during 2003 that required discussion with our independent auditors. The Audit Committee also discussed with the independent auditors their independence from our management members, including disclosures received by the Audit Committee in accordance with the requirements of the Independent Standards Board and us. Furthermore, the Audit Committee considered whether the non-financial statement audit services provided by our independent auditors affected their independence. The Audit Committee will discuss with our independent auditors the overall scope and plans of their audit for 2004.

        Each member of the Audit Committee is an "independent director" within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee's written charter is attached to this Proxy Statement as Appendix A. During 2003, our Audit Committee formally met six (6) times and Mr. Hill, the Chairman of the Audit Committee and designated financial expert, met with the auditors by telephone or in person on a quarterly basis to discuss our quarterly financial statements. Our Audit Committee met with our Board of Directors four (4) times during 2003.

  Fees for Independent Auditors

        Change of Independent Public Accountants.    Effective June 19, 2003, our Board of Directors, upon the recommendation of the Audit Committee, dismissed Murrell, Hall, McIntosh & Co., PLLP as our independent public accountants. On the same date, upon the recommendation and approval of the Audit Committee, our Board of Directors engaged BDO Seidman, LLP as our independent public accountants for 2003.

        The audit reports of Murrell, Hall, McIntosh & Co., PLLP reports on our 2000, 2001 and 2002 consolidated financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified, as to uncertainty, audit scope, or accounting principles.

        There were no disagreements with Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, there was no occurrence of a reportable event under Item 304(a)(1)(v) of Regulation S-K or Item 304 of Regulation S-B respecting the years ended December 31, 2000, 2001 and 2002 and the interim period through May 14, 2003.

        We provided Murrell, Hall, McIntosh & Co., PLLP with a copy of the foregoing disclosures. By copy of a letter dated June 19, 2003, Murrell, Hall, McIntosh & Co., PLLP stated its agreement with such statements.

        During 2000, 2001 and 2002 and the subsequent interim period through May 14, 2003, we had not previously consulted with BDO Seidman, LLP on items that (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) concerning any subject matter of a disagreement or reportable event with Murrell, Hall, McIntosh & Co., PLLP.

        During 2003, Murrell, Hall McIntosh & Co. PLLP rendered professional services to us in connection with, among other things, the review of the unaudited financial statements included in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2003, filed with the Securities and Exchange Commission on May 14, 2003. During 2003, BDO Seidman, LLP rendered professional services to us in connection with, among other things, the audit of our annual financial statements for the years ended December 31, 2003 and 2002 and reviews of the unaudited financial statements included in our Quarter Reports on Form 10-Q for each of the three months ended June 30 and September 30, 2003, filed with the Securities and Exchange Commission on August 13 and November 13, 2003, respectively.

        Audit Fees.    Total audit fees for 2003 and 2002 were $107,500 and $68,000, respectively. The aggregate audit fees included fees billed for the audit of our annual financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q. For 2003, total audit fees include billings for the completion of the 2003 audit after year-end.

        Audit-Related Fees.    The aggregate fees billed for audit-related services for the 2003 were $4,738. These fees consisted primarily of services rendered in consultations and reviews of filings with the SEC. We were not billed for any audit-related fees in 2002.

        Tax Fees.    The aggregate fees billed for tax services for the years ended December 31, 2003, and 2002 were $36,667 and $27,675, respectively. During the years ended December 31, 2003 and 2002, tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns. During the year ended December 31, 2002, tax services included tax-consulting services related to the common stock issued to our independent marketing representatives during 2002.

        All Other Fees.    We were not billed for any other accounting services.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee selected BDO Seidman LLP as our independent public accountants for 2004. Representatives of BDO Seidman LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions form shareholders attending the meeting.

        Audit Committee Pre-Approval Procedures.    Rules and regulations of the Securities and Exchange Commission implemented in accordance with the requirements of Sarbanes-Oxley Act of 2002 require audit committees of companies reporting under and pursuant to the Securities Exchange Act of 1934 to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. During a year circumstances may arise that require engagement of the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we still obtain the specific pre-approval of our Audit Committee before engaging our independent public accountants. The procedures require our Audit Committee to be informed of each service, and the procedures do not include any delegation of our Audit Committee's responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom this authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

        For 2003, all of the audit-related fees, tax fees and all other fees were pre-approved by our Audit Committee or the Chairman of the Audit committee pursuant to delegated authority.

Our Audit Committee Members
J. French Hill, Chairman
Eugene Becker
Kent H. Webb

Report of the Compensation Committee on Executive Compensation

        Our Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our executive officers, directors and employees are compensated according to these objectives, and carries out the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee held three meetings with our Board of Directors during 2003. The primary goal of our Compensation Committee in setting executive officer compensation in 2003 were (i) to provide a competitive compensation package that would enable us to attract and retain key executives and (ii) to align the interests of our executive officers with those of our shareholders and also with our performance.

        Compensation of our executive officers in 2003 was comprised primarily of salary, bonus and long-term awards under our equity compensation plans. In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee, in setting base salaries and bonuses and making annual and long-term incentive awards, considered the prior levels of executive compensation, the compensation paid to executive of our competitors, the terms of previous employment agreements.

        The Committee's intent in setting salaries was and is to establish competitive rates. The annual and long-term incentive portions of an executive's compensation are intended to achieve the Committee's goal of aligning any executive's interests with those of our shareholders and with our performance. These portions of an executive's compensation are placed at risk and are linked to the effect our operating results have on the market price of our common stock and effectively are designed (in the near- and long-tern) to benefit our shareholders through increased value in the event favorable operating results are achieve, while not increasing executive compensation costs in the event favorable operating results are not achieved. As a result, during years of favorable operating results our executives are provided the opportunity to participate in the increase in the market value of our common stock, much like our shareholders. Conversely, in years of less favorable operating results, the compensation of our executives may be below competitive levels. Generally, higher-level executive officers have a greater level of their compensation placed at risk.

        Base Salaries.    The base salaries of our executive officers in 2003 were established and based upon the results of operations achieved during 2002, the negotiated salary levels at commencement of employment with us and, with respect to Judith H. Henkels and Bobby R. Rhodes, their entitlement to bonus compensation under former employment agreements. In August 2003, the employment agreements with Ms. Henkels and Mr. Rhodes were amended and restated to in part eliminate their rights potentially to receive as much as 15% of our earnings before interest and taxes in 2003 and to confirm their agreement to waive receipt of this bonus right in 2001 and 2002. However, as part of the negotiation of the amended and restated employment agreements, we agreed to raise the salaries of Ms. Henkels and Mr. Rhodes to a level that was competitive within our industry. The 2003 base salary amounts for our most highly compensated executive officers are shown in the salary column of the Summary Compensation Table appearing on page 11 and the accompanying footnotes.

        Long-Term Equity Compensation Plan Grants.    Stock option grants with respect to 2002 and 2003 performance were made under our 1999 Stock Option Plan to 30 employees, including our executive officers. This Plan provides for the grant of stock options, with or without stock appreciation rights. The stock options granted in 2003 were without stock appreciation rights and have exercise prices equal to or higher than the fair market value of our common stock on the date of grant. Because the options were granted with an exercise price equal to (or, in the case of Ms. Henkels, 10% greater than) the market value of our common stock at the time of grant, they provide no value unless our stock price exceeds the option exercise price. These stock options are accordingly tied to the stock price appreciation in our common stock value at the time of grant, rewarding the executives and other employees as if they share in the ownership of our common stock like our shareholders. The number of shares subject to options granted to each executive officer was determined based upon the expected value of our common stock and our historical practice of granting stock options to our executive officers and directors.

        Chief Executive Officer Compensation.    The 2003 compensation received by Ms. Henkels consisted of the same components as the compensation of our other executive officers. Ms. Henkels' 2003 salary was increased from $160,000 to $180,000 on August 1, 2003 pursuant to amendment and restatement of her employment agreement. During 2003 Ms. Henkels received $174,065 in salary. Under the terms of her employment agreement, Ms. Henkels' salary is to be review for possible increase effective as of January 1 of each year, based upon factors considered by our Compensation Committee and Board of Directors. One of the conditions of amendment and restatement of Ms. Henkels' employment agreement and waiver of her right with Bobby R. Rhodes to receive annual bonuses of approximately 15% of our earnings before interest and taxes (which would have been approximately $959,000 in 2003), Ms. Henkels' base salary in 2004 was to be increased to a level competitive with that of other chief executive officers in our industry. Consideration was also given to Ms. Henkels' prior experience, demonstrated leadership and entrepreneur skills and position within the healthcare savings industry. Based upon these factors the Committee granted Ms. Henkels stock options exercisable for the purchase of 10,000 common stock shares at $5.78 (110% of the closing sale price of our common stock on the date of grant).

        Other Benefits. Virtually all of our employees, including executive officers, are eligible to participate in our 401(k) plan and health insurance plan. Participation in these plans is offered and available on a non-discriminatory basis.

        Conclusion.    The Compensation Committee believes that our executive compensation arrangements and plans serve our best interests and those of our shareholders. The Committee takes very seriously its responsibilities respecting setting and determining the compensation arrangements with our executive officers. Accordingly, the Committee continues to monitor and revise the compensation arrangements and may formulate other plans and arrangements as necessary to ensure that our compensation system continues to meet our needs and those of our shareholders.

Compensation Committee Members
Eugene E. Becker, Chairman
Judith H. Henkels
Kenneth S. George and
Nicholas J. Zaffiris.

Governance and Nominating Committee

        The Governance and Nominating Committee is responsible for monitoring and overseeing to the Board a set of corporate governance principles, including the evaluation of Board performance and selecting, evaluating, and recommending to the Board qualified candidates for election or appointment to the Board. The Governance and Nominating Committee was formed in 2004 as a combination of two previously existing committees. The Governance and Nominating Committee's written charter is attached to this Proxy Statement as Appendix B.

        Governance Guidelines and Code of Ethics.    Our Board of Directors has long had in place goods standards of corporate conduct and governance. In January 2003, our Board formalized these standards and adopted our code of ethics to ensure compliance with the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market, Inc. Our code of ethics applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Governance and Nominating Committee and our Board will continue to evaluate their roles and responsibilities with respect to Sarbanes-Oxley and the governance requirements of The Nasdaq Stock Market, Inc. A copy of the portion of our code of ethics, including that portion applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions may be obtained by written request addressed to Eliseo Ruiz, III, Corporate Secretary, Precis, Inc., 2040 North Highway 360, Grand Prairie, Texas 75050 and is available on our web site at www.precis-pcis.com under the heading "Investor Relations."

        Our Board of Directors currently consists of six members, five of whom qualify as independent within the meaning of the listing standards of The Nasdaq Stock Market, Inc. The Board determined that each member of the Board, other than Judith H. Henkels and nominee director Robert E. Jones, qualify as independent directors. Ms. Henkels does not qualify because of her employment with us and common stock ownership. Mr. Jones does not qualify because of his recent affiliation with National Center for Employment of the Disabled, from whom we acquired Access HealthSource, Inc. in June 2004.

        Communications with Our Board.    Shareholders desiring to communicate with members of our Board, including independent directors individually or as a group, may send correspondence to them in care of Eliseo Ruiz, III, Corporate Secretary, Precis, Inc., 2040 North Highway 360, Grand Prairie, Texas 75050. We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature and volume of the correspondence.

        We encourage each of our Board members to attend the Annual Meeting and the directors are expected to attend whenever reasonably possible. All Board members attended our Annual Meeting of Shareholders in 2003.

        Shareholder Nominations for Directors.    Under existing rules of the Securities and Exchange Commission, if a shareholder intends to nominate director candidates for election at an annual meeting of shareholders, the shareholder must present the proposal not less than 90 days prior to the meeting to be considered. The proposal must set forth certain information concerning the proposing shareholder and the nominee, including the nominee's name and address, a representation that the proposing shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between the proposing shareholder and the nominee and any other person pursuant to which the nomination is to be made by the proposing shareholder, the other information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee and the consent of the nominee to serve as a director if elected. The chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In considering individuals for nomination as directors, the Corporate Governance and Nominating Committee typically solicits recommendations from our current directors and may engage third-party advisors to assist in the identification and evaluation of candidates. The Committee has not established specific minimum qualities or skills that the Committee believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Committee considers numerous factors, including judgment, skill, independence, integrity, experience with business and other organizations of comparable size, the interplay of the candidate's experience with other Board members, experience as an officer or director of another publicly-held company, understanding of management trends in general or in our industry, expertise in financial accounting and corporate finance, ability to bring diversity to the member group, community or civic service, knowledge or expertise not currently on the Board, shareholder perception, and to the extent that the candidate would be a desirable addition to the Board and any committee of the Board. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of the Board at the time of nominee selection. The Committee will evaluate candidates recommended or properly proposed by our shareholders on the same basis as the Committee evaluates other candidates.

Governance and Nominating Committee Members
Eugene E. Becker
Kent H. Webb
Nicholas J. Zaffiris.

Medical Committee

        The Medical Committee is responsible for the development and monitoring of medical provider relations. The Medical Committee was formed in 2003. The Medical Committee is currently comprised of Kent H. Webb, Nicholas J. Zaffiris and Bobby R. Rhodes.

COMPENSATION OF DIRECTORS

        We compensate our directors as follows:

  •
  Each non-employee member of our Board receives quarterly payments of $4,000.

  •
  In addition, each non-employee member of our Board received $500 per quarter for each committee on which he or she serves and an additional $500 per quarter for each committee for which he or she serves as chairperson.

  •
  We reimburse our directors for travel and out of pocket expenses in connection with their attendance at meetings of our Board and its committees.

  •
  We may occasionally grant stock options to our Board members.

        The quarterly payments began in the third quarter of 2003. In October 2003, Eugene E. Becker and Kent H. Webb each received $5,500, Kenneth S. George and J. French Hill each received $5,000, Nicholas J. Zaffiris received $4,500. The quarterly payments for the fourth quarter of 2003, in the same amounts, were made in January 2004.

        In 2003, our Board members were granted stock options under our equity compensation plans exercisable for the purchase our common stock shares. Except as indicated, these stock options were exercisable on the date granted, as follows:

  •
  On August 25, 2003, Judith H. Henkels was granted stock options exercisable on February 24, 2004 for the purchase of 10,000 shares at $5.78 per share.

  •
  On January 29, 2003, J. French Hill was granted stock options exercisable for the purchase of 25,000 shares at $3.97 per share and on August 25, 2003 was granted stock options exercisable for the purchase of 10,000 shares at $5.25 per share.

  •
  On January 29, 2003, Dino Eliopoulos was granted stock options exercisable for the purchase of 100,000 shares at $3.96 per share in connection with his initial negotiated employment with us and on August 25, 2003 was granted stock options exercisable for the purchase of 10,000 shares at $5.25 per share in connection with his duties as a member of our Board. Of these options, 35,000 became exercisable on March 15, 2004. As a result of Mr. Eliopoulos' recent employment termination, stock options exercisable for the purchase of 75,000 common stock shares were forfeited.

  •
  On August 25, 2003, Kenneth S. George was granted stock options exercisable for the purchase of 25,000 shares at $5.25 per share.

  •
  On August 25, 2003, each of Eugene E. Becker and Nicholas J. Zaffiris was granted stock options exercisable for the purchase of 10,000 shares at $5.25 per share.

  •
  On August 25, 2003, Kent Webb was granted stock options exercisable for the purchase of 22,000 shares at $5.25 per share.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10% of our common stock or other registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our common stock during 2003, we believe that each person who, at any time during 2003, was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2002, except as follows: Kent Webb failed timely to report a purchase transaction and David May, formerly one of our executives, failed timely to report a purchase transaction.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth the compensation during 2003, 2002 and 2001, paid or accrued, of our Chief Executive Officer, and four other most highly compensated executive officers, including the executive officers of our subsidiaries.

Long-Term Compensation Awards
Annual Compensation(1)
Name Principal Position							Shares of Common Stock Underlying Options Granted
	Year	Salary(2)		Bonus(3)		Other(4)
Judith H. Henkels Chairman, Chief Executive Officer and President(5)	2003 2002 2001	$ $ $	174,065 160,000 150,000	$ $ $	5,000 50,000 80,000	$10,497 — —	10,000 — 10,000
Dino Eliopoulos Chief Financial Officer and Director(6)	2003 2002 2001		$141,029 — —		$5,000 — —	—	110,00 — —
David P. May(7) Vice President and General Counsel and President of Foresight	2003 2002 2001	$ $	116,442 91,042 —	$ $	5,000 50,000 —	— — —	— 125,000 —
Bobby R. Rhodes Vice President of Provider Relations	2003 2002 2001	$ $ $	112,156 95,000 85,000	$ $ $	37,790 50,000 80,000	$2,000 — —	10,000 — 10,000
David Higgs(7) Vice President of Sales and Marketing	2003 2002 2001	$ $	101,214 58,419 —	$ $	5,000 16,700 —	— — —	25,000 25,000 —

(1)
The named executive officer received additional non-cash compensation, perquisites and other personal benefits; however, the aggregate amount and value thereof did not exceed 10% of the total annual salary and bonus paid to and accrued for the named executive officer during the year.
(2)
Dollar value of base salary (both cash and non-cash) earned during the year.
(3)
Dollar value of bonus (both cash and non-cash) earned during the year.
(4)
Includes amounts paid to or on behalf or the named executive as a car allowance.
(5)
In February 2002, Ms. Henkels was appointed to serve as our Chief Executive Officer and President. Ms. Henkels has served as our President since June 8, 2001.
(6)
Mr. Eliopoulos resigned from his positions as Chief Financial Officer and from our Board of Directors, effective as of July 23, 2004.
(7)
The duties of Messrs. May and Higgs as officers of the Company or officers of its subsidiaries ended on January 5, 2004.

OPTION GRANTS LAST YEAR

        The following table sets forth certain information relating to options granted in 2003 to named executive officers to purchase shares of our common stock.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	No. of Securities Underlying Options/SARs Granted(#)
		% of Total Options Granted to Employees In Fiscal Year(1)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Judith Henkels	10,000	2.6%	$5.78	7/30/08	$73,769	$93,087
Dino Eliopoulos(2)	100,000	26.5%	$3.97	1/27/08	506,684	639,372
Dino Eliopoulos	10,000	2.6%	$5.25	7/30/08	67,005	84,552
David May	—	—	—	—	—	—
Bobby Rhodes	10,000	2.6%	$5.25	7/30/08	67,005	84,552
David Higgs(3)	25,000	6.6%	$3.97	1/27/08	126,671	159,843

(1)
Options for the issuance of a total of 377,000 shares of common stock were issued to 30 employees in 2003.

(2)
As a result of Mr. Eliopoulos' employment termination in July 2004, stock options exercisable for the purchase of 75,000 common stock shares terminated and were forfeited.

(3)
As a Mr. Higgs' employment termination in January 2004, stock options exercisable for the purchase of 25,000 common stock shares terminated and were forfeited.

OPTION EXERCISES IN 2003

        No stock options held by our executive officer were exercised in 2003.

AGGREGATE STOCK OPTION EXERCISE AND YEAR-END OPTION VALUES

        The following table sets forth information related to the number and value of options held by the named executive officer at December 31, 2003. During 2003, no options to purchase our common stock were exercised by the named executive officers.

			Value of Unexercised In-The-Money Options As Of December 31, 2003(1)
	Number of Unexercised Options As Of December 31, 2003
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Judith H. Henkels	10,000	10,000	—	—
Dino Eliopoulos	—	110,000	—	—
Bobby Rhodes	10,000	10,000	$3,300	—
David May	31,250	93,750	—	—
David Higgs	6,250	43,750	—	—

(1)
The closing sale price of our common stock as reported on the Nasdaq SmallCap Market on December 31, 2003 was $3.88. The per-share value is calculated based on the applicable closing sale price per share, minus the exercise price, multiplied by the number of shares of common stock underlying the options.

EQUITY COMPENSATION PLANS

        1999 STOCK OPTION PLAN.    For the benefit of our employees, directors and consultants, we have adopted the Precis Smart Card Systems, Inc. 1999 Stock Option Plan (the "stock option plan" or the "plan"). The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the ability to exercise the stock options. The number of shares of common stock authorized and reserved for issuance under the plan is 1,400,000.

        Our board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

        The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock option may not be less than the fair market value of common stock on the date of the grant of the incentive stock option. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

        Options qualifying as incentive stock options are exercisable only by an optionee during the period ending three months after the optionee ceases to be our employee, a director, or non-employee service provider. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability. In any event options may not be exercised beyond the expiration date of the options. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers, although options granted non-employee directors do not qualify as incentive stock options. No option may be granted after December 31, 2008. Options are not transferable except by will or by the laws of descent and distribution.

        All outstanding options granted under the plan will become fully vested and immediately exercisable if (i) within any 12-month period, we sell an amount of common stock that exceeds 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a "change of control" occurs. For purposes of the plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities.

        2002 NON-EMPLOYEE STOCK OPTION PLAN.    Effective May 31, 2002 our board of directors approved the Precis, Inc. 2002 Non-Employee Stock Option Plan (the "2002 Stock Option Plan") which was approved by our shareholders on July 29, 2002. Our employees who also serve as our directors are not eligible to receive stock option under this plan. The purpose of the 2002 Stock Option Plan is to strengthen our ability to attract and retain the services of individuals that serve as our non-employee directors, consultants and other advisors that are essential to our long-term growth and financial success and thereby to enhance shareholder value through the grant of stock options. The total number of shares of common stock authorized and reserved for issuance upon exercise of options granted under the 2002 Stock Option Plan is 500,000.

        Our Board of Directors administers and interprets the 2002 Stock Option Plan and has authority to grant options to eligible recipients and determine the basis upon which the options are to be granted and the terms, restrictions and conditions of the options at the time of grant. Options granted are exercisable in such amounts, at such intervals and upon such terms as the option grant provides. The per share purchase price of the common stock under the options is determined by our board of directors; however, the purchase price may not be less than the closing sale price of our common stock on the date of grant of the option. Upon the exercise of an option, the stock purchase price must be paid in full, in cash by check or in our common stock held by the option holder for more than six months or a combination of cash and common stock.

        Options granted under the 2002 Stock Option Plan may not under any circumstance be exercised after 10 years from the date of grant and no option may be granted after March 31, 2007. Options are not transferable except by will, by the laws of descent and distribution, by gift or a domestic relations order to a "family member." Family member transfers include transfers to parents (and in-laws) to nieces and nephews (adopted or otherwise) as well as trusts, foundations and other entities principally for their benefit.

        2002 IMR STOCK OPTION PLAN.    Effective March 15, 2002 our board of directors approved the Precis, Inc. 2002 IMR Stock Option Plan (the "IMR Plan") which was approved by our shareholders on July 29, 2002. The purpose of the IMR Plan is to strengthen our ability to attract and retain independent marketing representatives, to furnish additional incentive to our independent marketing representatives who are significantly responsible for our success, and thereby to enhance shareholder value. The IMR Plan provides for the grant of stock options to our independent marketing representatives. Our employees and directors are not eligible to participate in the IMR Plan. The total number of shares of common stock authorized and reserved for issuance upon exercise of options granted under the IMR Plan is 500,000.

        Our board of directors administers and interprets the IMR Plan and has the authority to grant options to all eligible independent marketing representatives, and determine the basis upon which the options are to be granted and the terms, restrictions and conditions of the options at the time of grant. Options granted under the IMR Plan are exercisable in such amounts, at such intervals and upon such terms as the option grant provides. The purchase price of the common stock under the option is determined by our board of directors; however, the purchase price may not be less than the lowest closing sale price of the common stock on the date of grant of the option or during a period of up to three months following grant of the option. Upon the exercise of an option, the stock purchase price must be paid in full.

        Options granted under the IMR Plan may not under any circumstance be exercised after five years from the date of grant. Subject to the foregoing, options are exercisable only by independent marketing representatives who are in "good standing" at the time of exercise. To be in good standing, an independent marketing representative must

  •
  be in active status at the time of grant and exercise of the option,

  •
  maintain his or her membership in Care Entrée™ program and

  •
  comply with our the policies and procedures and the terms and conditions of the independent marketing representative's agreement with us.

        Options are not transferable except by will or by the laws of descent and distribution.

        On January 29, 2003, our Board voted to discontinue, effective June 1, 2003, any futures stock option grants under the 2002 IMR Stock Option Plan.

        SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.    The following table sets forth as of December 31, 2003, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plans approved by our shareholders are our 1999 Stock Option Plan, 2002 Stock Option Plan, 2002 IMR Stock Option Plan and the stock option agreement entered into with Barron Chase Securities, Inc. in connection with our merger-acquisition of Foresight, Inc. All stock options, warrants and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

Plan Category	Number of Shares Underlying Unexercised Options and Warrants	Weighted-Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by our shareholders:
2002 Non-employee stock option plan	214,000	$6.21	286,000
2002 IMR stock option plan	116,354	$4.66	383,646
1999 stock option plan	368,250	$4.84	984,750

	881,604	$6.28	1,654,396

Equity compensation plans not approved by our shareholders:
Stock option grants to non-employee directors in 2000 and 2001(3)	102,000	$2.65	—
Stock options granted to employees in 1997 and 1998(4)	7,410	$4.87	—
Warrants issued to Barron Chase Securities and its assigns in 2000 related to our initial public offering(5)	83,500	$9.00	—

	192,910	$5.48	—

Total	1,074,514	$6.76	1,654,396

(1)
The number of shares of our common stock remaining available for issuance under equity compensation plans is after excluding the number of securities to be issued upon exercise of outstanding options and warrants
(2)
The stock option agreement was entered into with Barron Chase Securities, Inc. in connection with our merger-acquisition of Foresight, Inc. that was approved by our shareholders in November 2000.
(3)
The stock options were granted in lieu of cash compensation for the services of our non-employee directors. The purchase price of the shares was equal to or in excess of the closing sale price of our common stock on the grant date of the stock option grants.
(4)
The stock options were granted to employees during 1997 and 1998 as part of their compensation for services provided.
(5)
The warrants were issued to Barron Chase Securities and its assigns as compensation for the underwriting services of Barron Chase Securities associated with our initial public offering that was completed in February 2000.

DIRECTOR LIABILITY AND INDEMNIFICATION

        As permitted by the provisions of the Oklahoma General Corporation Act, our Certificate of Incorporation eliminates the monetary liability of our directors for a breach of their fiduciary duty as directors. However, these provisions do not eliminate our director's liability

  •
  for a breach of the director's duty of loyalty to us or our shareholders,

  •
  for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  arising under Section 1053 of the Oklahoma General Corporation Act relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act, or

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or our shareholders rights, in appropriate circumstances, to seek equitable remedies including injunctive or other forms of non-monetary relief. These remedies may not be effective in all cases.

        Our bylaws require us to indemnify all of our directors and officers. Under these provisions, when an individual in his or her capacity as an officer or a director is made or threatened to be made a party to any suit or proceeding, the individual may be indemnified if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interest. Our bylaws further provide that this indemnification is not exclusive of any other rights to which the individual may be entitled. Insofar as indemnification for liabilities arising under our bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy and is, therefore, unenforceable.

        We enter into indemnity and contribution agreements with each of our directors and executive officers. Under these indemnification agreements we have agreed to pay on behalf of the indemnitee, and his or her executors, administrators and heirs, any amount that he or she is or becomes legally obligated to pay because the

  •
  indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request or

  •
  indemnitee was involved in any threatened, pending or completed action, suit or proceeding by us or in our right to procure a judgment in our favor by reason that the indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request.

        To be entitled to indemnification, indemnitee must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. In addition, no indemnification is required if the indemnitee is determined to be liable to us unless the court in which the legal proceeding was brought determines that the indemnitee was entitled to indemnification. The costs and expenses covered by these agreements include expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement, attorneys' fees and disbursements, judgments, fines, penalties and expenses of enforcement of the indemnification rights.

        We maintain insurance to protect our directors and officers against liability asserted against them in their official capacities for events occurring after June 7, 2001. This insurance protection covers claims and any related defense costs of up to $5,000,000 with an additional excess of loss of $10,000,000 based on alleged or actual securities law violations, other than intentional dishonest or fraudulent acts or omissions, or any willful violation of any statute, rule or law, or claims arising out of any improper profit, remuneration or advantage derived by an insured director or officer.

EMPLOYMENT ARRANGEMENTS AND LACK OF KEYMAN INSURANCE

        As of December 31, 2003, we had entered into employment agreements with each of Judith H. Henkels, Dino Eliopoulos and Bobby Rhodes. Each agreement is for a three-year term beginning on August 1, 2003; however, the term is automatically extended for additional one-year terms, unless the employee or we give 30 days' advance notice of termination. These agreements provide, among other things,

  •
  an annual base salary of $180,000 in 2003 for Ms. Henkels, $140,000 in 2003 for Mr. Eliopoulos, and $112,000 in 2003 for Mr. Rhodes;

  •
  entitlement to fringe benefits including medical and insurance benefits and participation in our 401(k) plan and MSA plan and any other benefit plan we establish; and

  •
  limited salary continuation during any period of temporary or permanent disability, illness or incapacity to substantially perform the services required under the agreement or in the event of employee's death.

        These agreements require the employee to devote the required time and attention to our business and affairs necessary to carry out her or his responsibilities and duties. The employee may not hold executive positions with other entities or own interests in, manage or otherwise operate other businesses.

        Under all of these agreements, "good cause" includes commitment of a felony (excepting any felony traffic offense) or any crime directly related to the employment which causes a substantial detriment to us, actions contrary to our best interest, willful failure to take actions permitted by law and necessary to implement our written policies, continued failure or refusal to attend to duties, or willful misconduct materially injurious to the Company or its subsidiaries.

        In entering the employment agreements referenced above, Ms. Henkels and Mr. Rhodes agreed to terminate their prior employment agreements with the Company. In so doing, Ms. Henkels and Mr. Rhodes waived certain rights they may have had, under the prior agreements, to a portion of the Company's earnings before interest and taxes.

        Mr. Eliopoulos resigned from his position as our Chief Financial Officer as of July 23, 2004.

        As of the date of this proxy statement, we do not maintain any keyman insurance on the life or disability of our executive officers. We will consider on a periodic basis whether we will be required to maintain keyman insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table presents, as of September 21, 2004, information related to the beneficial ownership of our common stock of (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, executive officers and nominee directors, and (iii) all of our executive officers, directors and nominee directors as a group, together with their percentage holdings of the outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships amongst our executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owns includes shares of our common stock that the person has the right to acquire within 60 days of the above-mentioned date pursuant to the exercise of stock options and warrants, and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

	As of September 21, 2004
Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)(2)
Judith H. Henkels and Leland S. Chaffin, Jr.(3)	3,417,052	27.7%
Bobby Rhodes(4)	244,000	2.0%
Kent H. Webb, M.D.(5)	182,019	1.5%
Robert E. Jones(6)	100,000	*
J. French Hill(7)	37,000	*
Kenneth S. George(8)	35,000	*
Eugene E. Becker(7)	35,000	*
Nicholas J. Zaffiris(7)	35,000	*
Terry Brewster(9)	—	—
Robert L. Bintliff (10)	—	—
Executive Officers and Directors as a Group (ten persons)(11)	4,085,071	33.2%

*
Less than 1%.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of the named person to acquire the shares within 60 days of September 21, 2004 are treated as outstanding for determining the amount and percentage of common stock owned by the person. Based upon our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable. Except as noted, all options are exercisable as of September 21, 2004.

(2)
The percentage shown was rounded to the nearest one-tenth of one percent, based upon 12,321,766 shares of common stock being outstanding.

(3)
Judith H. Henkels and Leland S. Chaffin, Jr. are married and reside in Texas, a community property state. Ms. Henkels is our Chief Executive Officer and President and Chairman of the Board of Directors. Ms. Henkels and Mr. Chaffin are deemed to beneficially own the same number of beneficially owned shares. The beneficially owned shares and percentage of outstanding shares include (i) 3,026,043 shares of common stock owned by Ms. Henkels, (ii) 371,009 shares of common stock owned by Mr. Chaffin, (iii) 20,000 shares issuable upon exercise of stock options held by Ms. Henkels.

(4)
Mr. Rhodes is our Executive Vice President for Provider Relations. The beneficially owned shares and percentage of outstanding shares include 244,000 shares of our common stock and 20,000 shares of common stock issuable upon exercise of stock options.

(5)
Dr. Webb is one of our directors. The beneficially owned shares and the percentage of outstanding shares include 91,000 shares of common stock issuable upon exercise of stock options.

(6)
Mr. Jones is a nominee director. The beneficially owned shares and the percentage of outstanding shares include 100,000 shares of common stock issuable upon exercise of stock options.

(7)
The named person is one of our directors and nominee directors. The beneficially owned shares and percentage of outstanding shares include 35,000 shares issuable upon exercise of stock options held by the named person.

(8)
Mr. George is one of our Directors. The beneficially owned shares and the percentage of outstanding shares include 35,000 shares of common stock issuable upon exercise of stock options.

(9)
Mr. Brewster is our Executive Vice President for Sales and Marketing. He joined us on January 5, 2004.

(10)
Mr. Bintliff is our Executive Vice President and Chief Financial Officer. He joined us on August 31,2004.

(11)
The beneficially owned shares and the percentage of outstanding shares include the shares beneficially owned by each of our executive officers, directors and nominee directors as described in footnotes (3) through (10).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Contained below is a description of the transactions during 2003 and 2002 with our officers, directors and shareholders that beneficially own more than 5% of our common stock. These transactions will continue in effect and may result in conflicts of interest between these individuals and us. Although our officers and directors have fiduciary duties to our shareholders and us, there can be no assurance that conflicts of interest will always be resolved in favor of our shareholders and us.

        FORESIGHT, INC. MERGER-ACQUISITION.    On December 7, 2000, we completed the merger-acquisition of Foresight, Inc.. In completion of this merger-acquisition, we issued 500,000 shares of our common stock and 166,667 shares of our Series A convertible preferred stock to Paul A. Kruger and Mark R. Kidd in exchange for the outstanding capital stock of Foresight, Inc. Mr. Kruger is our former C.E.O. and Mr. Kidd is our former C.F.O. Further, at closing of the merger-acquisition of Capella Group, we issued and delivered 1,250,000 shares of our common stock to Messrs. Kruger and Kidd and agreed to issue one share of our common stock for each $1.00 that our consolidated income before tax expense (as adjusted) for 2001 exceeds $1,750,000, assuming the merger-acquisition of Capella Group was completed on January 1, 2001. Messrs. Kruger and Kidd were issued 2,065,202 shares of our common stock on February 7, 2002. In addition, we granted Barron Chase Securities, Inc. stock options exercisable for the purchase on or before June 30, 2003 of 200,000 shares of our common stock for $9.37 per share. These options were granted for the investment banking financial services and consulting advice provided by Barron Chase Securities in valuing and structuring the merger. These offerings were made pursuant to the applicable registration exemptions of Rule 506 of Regulation D of the Securities and Exchange Commission, Section 4(2) of the Securities Act of 1933, and applicable state securities laws. There were no sales commissions or other fees paid in connection with the merger-acquisition, other than granting of the stock options.

        THE CAPELLA GROUP, INC. MERGER-ACQUISITION.    On June 8, 2001, we completed the merger-acquisition of The Capella Group, Inc. In completion of this merger-acquisition, we issued 2,775,000 shares of our common stock to the shareholders of The Capella Group, Inc. in exchange for the outstanding capital stock of The Capella Group, Inc. In addition, we agreed to issue and deliver to the former of shareholders of Capella Group one share of our common stock for each dollar of Capella Group's income before tax expense (increased by certain adjustments) during 2001, assuming the merger-acquisition was completed on January 1, 2001, in excess of $1,275,000. The former shareholders of The Capella Group were issued 2,735,085 shares of common stock on February 7, 2002. This offering was made pursuant to the applicable registration exemptions of Rule 506 of Regulation D of the Securities and Exchange Commission, Section 4(2) of the Securities Act of 1933, and applicable state securities laws. As part of the merger-acquisition of The Capella Group, Inc., two of our directors, Messrs. John Simonelli and Larry E. Howell were paid consulting fees of $190,335 each for their assistance and consulting services. There were no sales commissions or other fees paid in connection with the merger-acquisition.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Our Board of Directors has appointed BDO Seidman, LLP as our independent accountants for the year ending December 31, 2004. A proposal will be presented at the Annual Meeting asking you and our other shareholders to ratify the appointment of BDO Seidman, LLP as our independent accountants and auditor. If our shareholders do not ratify the appointment of BDO Seidman, LLP, our Board will reconsider the appointment.

        A representative of BDO Seidman, LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

	2/10/00	12/31/00	12/31/01	12/31/02	12/31/03
PRECIS, INC.	100.00	15.25	165.42	74.86	52.61
DOW JONES GROUP INDEX	100.00	66.11	95.32	85.42	141.53
RUSSELL MIDCAP INDEX	100.00	110.48	102.74	84.80	116.89

OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

        Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Under the existing rules of the Securities and Exchange Commission, one or more of our shareholders may present proposals on any matter that is a proper subject for consideration by our shareholders at the 2005 annual meeting of our shareholders, which we currently anticipate will be held on July 26, 2005. In order to be included in the proxy statement (or disclosure statement in the event proxies are not solicited by our Board of Directors) for the 2005 annual meeting of our shareholders, a proposal must be received by April 1, 2005. It is suggested that if you as one of our shareholders desire to submit a proposal you should do so by sending the proposal certified mail, return receipt requested, addressed to our Corporate Secretary at our principal office, 2040 North Highway 360, Grand Prairie, Texas 75050. Detailed information for submitting proposals will be provided upon written request, addressed to our Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system and are publicly available on the Securities and Exchange Commission's site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

        Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Precis, Inc. at 2040 North Highway 360, Grand Prairie, Texas 75050, telephone: (972) 522-2008. To obtain timely delivery, any information must be requested no later than five business days before the Annual Meeting.

        Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS
Eliseo Ruiz, III Vice President, Secretary, and General Counsel

September 21, 2004

        A copy of our Annual Report, which includes our Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, accompanies this Proxy Statement.

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
PRECIS, INC.

(Amended and Restated January 29, 2003)

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Precis, Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

        The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the "SEC"), NASDAQ Stock Market, Inc. ("NASDAQ"). The members of the Committee will be elected annually at the meeting of the full Board following the Company's annual shareholders meeting and will be listed in the annual report to shareholders. One of the members will be elected Committee Chair by the Board.

RESPONSIBILITY

        The Committee is a part of the Board. The Committee's primary function is to assist the Board in fulfilling and improving its oversight responsibilities with respect to (i) the appointment, compensation, and over-sight of the work of the Company's independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (ii) the annual and quarterly financial information and corporate disclosures to be provided to shareholders and the SEC and the accuracy and reliability of the financial information and disclosures; (iii) the system of internal controls that management has established; and (iv) the internal and external audit process. In addition, the Committee provides a line of communication between the Company's independent accountants, accounting staff, financial management and the Board. The Committee should have a clear understanding with the Board and the independent accountants that the ultimate accountability of the independent accountants is to the Board and the Committee. The independent accountants are required to report directly to the Committee. The Committee will make regular reports to the Board concerning its activities.

        While the Committee has the responsibilities and powers set forth in this Charter, the Committee's duties do not include the planning or conduct of audits or determination that the Company's financial statements are in accordance with generally accepted accounting principles. This is the responsibility of the Company's Chief Executive Officer and Chief Financial Officer and independent accountants. Furthermore, unless otherwise authorized and approved by the Board, the Committee's duties do not require the Committee to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

        The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. Furthermore, the Committee is granted the authority to resolve disagreements, if any, between management and the independent accountants.

MEETINGS

        The Committee shall meet as frequently as the Committee deems necessary, but not less than four times each year, to carry out its duties and responsibilities. Content of the agenda for each meeting shall be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the Chief Financial Officer, independent accountants and internal accounting staff at least once each year and more frequently as considered appropriate by the Committee.

ATTENDANCE

        Committee members will strive to be present at all meetings, either in person or by telephonic communications. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal accounting staff be present at Committee meetings.

SPECIFIC DUTIES

        In carrying out its oversight responsibilities, the Committee's duties and responsibilities include the following:

        1.     The selection, appointment, retention and termination of the Company's independent accountants. The Company's independent accountants must be registered with the Public Company Accounting Oversight Board.

        2.     The administration of the engagements of the Company's independent accountants. In connection with audit, review and attest reports required under the securities laws (which may entail providing comfort letters in connection with securities underwritings or statutory audits for purposes of state regulatory compliance), the Committee shall pre-approve such engagement. The Committee's pre-approval of the audit, review and attest services by the Company's independent accountants may be on a broad basis. With respect to non-audit services, the Committee shall establish pre-approval policies and procedures detailed as to the particular service and designed to safeguard the continued independence of the Company's independent accountants. Non-audit service engagements (i.e., engagements for the providing of services unrelated to the audit, review and attest reports under the securities laws) shall be pre-approved, either:

  (i)
  Before the independent accountant is engaged by the Company (or its subsidiary) to render the service, the engagement is approved by the Committee; or

  (ii)
  The engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the Committee, provided the Committee is informed of each service.

        Notwithstanding the foregoing, the pre-approval requirement may be waived by the Committee with respect to the provision of non-audit services provided:

  (i)
  the aggregate amount of all the non-audit services provided by the Company's independent accountants constitutes not more than 5% of the total amount of revenues paid by the Company to the independent accountants during the fiscal year in which the non-audit services are provided;

  (ii)
  the services were not recognized by the Company at the time of the engagement to be non-audit services; and

  (iii)
  the services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant the approval has been delegated by the Committee.

        Notwithstanding the foregoing, the independent accountants shall not be permitted to provide and the Committee shall not approve the providing by the Company's independent accountants of the following non-audit services:

  •
  Bookkeeping or other services related to the accounting records or financial statements of the Company—Any service, where it is reasonably likely that the results of the service will be subject to audit procedures during an audit of the Company's financial statements, including:

  •
  maintaining or preparing the Company's accounting records;

  •
  preparing the Company's financial statements that are filed with the SEC or form the basis of financial statements filed with the SEC; or

  •
  preparing or originating source data underlying the Company's financial statements.

  •
  Financial information systems design and implementation—

  •
  Directly or indirectly, operating, or supervising the operation of, the Company's information system or managing the Company's local area network.

  •
  Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements or other financial information systems taken as a whole.

  •
  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports—Any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, where it is reasonably likely that the results of these services will be subject to audit procedures during an audit of the Company's financial statements.

  •
  Actuarial services—Any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company, where it is reasonably likely that the results of these services will be subject to audit procedures during an audit of the Company's financial statements.

  •
  Internal audit outsourcing services—Any internal audit services related to the internal accounting controls, financial systems, or financial statements, for an Company.

  •
  Management functions—Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

  •
  Human resources—

  •
  Searching for or seeking out prospective candidates for managerial, executive, or director positions;

  •
  Engaging in psychological testing, or other formal testing or evaluation programs;

  •
  Undertaking reference checks of prospective candidates for an executive or director position;

  •
  Acting as a negotiator on the Company's behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

    •
    Recommending, or advising the Company to hire, a specific candidate for a specific job (except that the Company's independent accountants may, upon request by the Company, interview candidates and advise the Company on the candidate's competence for financial accounting, administrative, or control positions).

  •
  Broker-dealer, investment adviser, or investment banking services—Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of an Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over an Company's investments, executing a transaction to buy or sell an Company's investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

  •
  Legal services—Providing any service to an Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

  •
  Expert services unrelated to the audit—Providing expert opinions for the Company in connection with legal, administrative, or regulatory proceedings or acting as an advocate for an Company in such proceedings.

  •
  Other Services—Any other service that the Public Company Accounting Oversight Board or the SEC determines by rule or regulation.

        The Committee may delegate to one or more designated members of the Committee who are independent directors the authority to grant required pre-approvals of permissible non-audit activities and services. The decisions of any member to whom authority is delegated to pre-approve any permissible non-audit activity or service must be presented to the full Committee at its next scheduled meeting. In carrying out its duties, if the Committee approves an audit service within the scope of the engagement of the independent accountants, such audit service shall be deemed to have been pre-approved. The Committee shall cause and the Company shall include in the periodic reports filed with the SEC all non-audit services performed by the Company's independent accountants in accordance with the rules and regulations of the SEC. The Committee shall require the independent accountants to separate its service engagements and fees into the following categories: "audit fees," "audit-related fees," "tax fees" and "all other fees," and with respect to the "audit-related fee" and "all other fees" engagements and fees describe in subcategories the nature of the services to be provided or provided.

        3.     The negotiation and determination of the compensation to be paid to the Company's independent accountants for audit and the non-audit services. The Committee will review not less than annually with Company's management the compensation arrangement with the independent accountants.

        4.     Review the Company's management, internal accounting staff and the independent accountants the Company's internal accounting and financial reporting controls. Obtain not less than annually in writing from the independent accountants their letter or letters as to the adequacy of such controls.

        5.     Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

        6.     Receive a report covering each calendar quarter and setting forth the following:

  •
  the findings of the Company's Chief Executive Officer, Chief Financial Officer and internal accounting staff regarding their conclusions about the effectiveness of the Company's internal controls based on their evaluation and disclosing

  •
  all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and the identifying any material weaknesses in internal controls, and

  •
  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

  •
  indicating whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, and

  •
  any corrective actions with regard to significant deficiencies and material weaknesses.

        7.     Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

        8.     Inquire regarding the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        9.     Establish a predetermined arrangement with the independent accountants that they will report orally or in writing to the Committee before filing of the audit report with the SEC pursuant to the securities laws the following:

  (i)
  Critical accounting policies and practices—The evaluative criteria used by the Company's management in the selection of each "critical accounting estimate" and the selection of initial accounting policies shall be reported and provided to the Committee. A "critical accounting estimate" is an accounting estimate recognized in the financial statements (A) that requires the Company to make assumptions about matters that are highly uncertain at the time the accounting estimate is made and (B) for which different estimates that the Company reasonably could have used in the reporting period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on the presentation of the Company's financial condition, changes in financial condition or results of operations.

    As part of reporting the "critical accounting estimates" and the selection of initial accounting policies, the Committee and Company's independent accountants shall generally discuss (A) the reasons why certain estimates or policies were or were not considered critical and how current and anticipated future events impact those determinations and (B) an assessment of management's disclosures along with any significant proposed modifications by the independent accountants that were not included.

  (ii)
  Alternative accounting treatment—The alternative treatments of financial information within generally accepted accounting principles that have been discussed with management members of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant shall be reported and provided to the

    Committee. As part of reporting alternative accounting treatment, the Committee and Company's independent accountants shall discuss the recognition, measurement, and disclosure considerations related to the accounting for specific transactions as well as general accounting policies.

    At a minimum, the report and discussion of specific transactions should identify the underlying facts, financial statement accounts impacted, and applicability of existing accounting policies to the transaction. In addition, if the accounting treatment proposed does not comply with existing accounting policies, or if an existing accounting policy is not applicable, then the report and discussion shall include an explanation of why the existing policy was not appropriate or applicable and the basis for the selection of the alternative policy. Regardless of whether the accounting policy selected preexists or is new, the independent accountants should report and discuss the entire range of alternatives available under generally accepted accounting principles that were discussed by management and the independent accountants, including with the reasons for not selecting those alternatives. If the accounting treatment selected is not the preferred method in the independent accountant's opinion, the reasons why the preferred method was not selected by management must also be discussed.

    Discussions between the independent accountants and the Committee regarding general accounting policies must focus on the initial selection of and changes in significant accounting policies and should include the impact of management's judgments and accounting estimates, as well as the independent accountant's judgments about the quality of the Company's accounting principles. The discussion of general accounting policies would include the range of alternatives available under generally accepted accounting principles that were discussed by management and the independent accountants along with the reasons for selecting the chosen policy. If an existing accounting policy is being modified, then the reasons for the change must also be discussed. If the accounting policy selected is not the independent accountant's preferred policy, the discussions must include the reasons why the auditor considered one policy to be preferred but that policy was not selected by management.

  (iii)
  Other Material Written Communications—The independent accountants' decision whether to provide written communications to the Committee is subjective and influenced by auditing standards. The independent accountants are required to critically determine items that must be communicated to the Committee in writing. These items, without limitation, include the following:

  •
  Management representation letters;

  •
  Reports on observations and recommendations on internal controls;

  •
  Schedule of material adjustments and reclassifications proposed, and a listing of adjustments and reclassifications not recorded, if any;

  •
  Engagement letters;

  •
  Independence letters;

  •
  and Reports on financial statements.

        The separate discussion of critical accounting policies and estimates shall not be considered a substitute for communications regarding general accounting policies, because the discussion about critical accounting policies and estimates might not encompass any new or changed general accounting policies and estimates. Likewise, the discussion of general accounting policies and estimates is not intended to dilute the reporting and discussion related to critical accounting policies and estimates, because the issues affecting critical accounting policies and estimates, such as sensitivities of assumptions and others, may be tailored specifically to events in the current reporting period, and the selection of general accounting policies and estimates should consider a broad range of transactions over time.

        The Committee shall determine and report to the Board of Directors the "critical accounting estimates" that are most critical to the preparation of the Company's financial statements for the purpose of disclosure in the Management's Discussion and Analysis section of the Company's annual report filed with the SEC.

        Also the Committee shall receive from the Company's independent accountants a written confirmation at the end of each of the first, second and third quarters of the year that independent accountants have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

        10.   At completion of the annual audit, review with management, internal accounting staff and independent accountants the following:

  •
  The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and in the annual report filed with the SEC.

  •
  Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

  •
  Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire regarding the cooperation received by the independent accountants during the audit, including access to all requested records, data and information. Inquire of the independent accountants whether there were any disagreements with management that, were not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

  •
  Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment regarding the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

        If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report filed with the SEC.

        11.   Conduct investigations and resolve disagreements, if any, between management and the independent accountants.

        12.   After preparation by Company's management and review by the internal accounting staff and independent accountants, approve the report required under SEC rules and regulations to be included in the Company's annual proxy statement. This Charter is to be published as an appendix to the Company's proxy statement every three years or following a material amendment of this Charter.

        13.   Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of the Company's management regarding the responsiveness of the independent accountants to the Company's needs.

        14.   Meet with management, internal accounting staff and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious." Typically, such recommendations will be presented by the independent accountants in the form of a letter of comments and recommendations addressed to the Committee. The Committee should review responses of management to the letter of comments and recommendations of the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

        15.   Review the appointment and replacement of the senior internal accounting staff executives.

        16.   Review with management, internal accounting staff and independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

        17.   Generally as part of the review of the annual financial statements, receive an oral report, at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

        18.   As the Committee may deem appropriate, obtain, weigh and consider expert advice as to the Audit Committee related rules of the SEC and NASDAQ, statements on auditing standards and other accounting, legal and regulatory provisions.

        19.   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable SEC and NASDAQ Audit Committee requirements.

Complaint Reporting Procedures

        The following procedures are established by the Committee for directors, officers, and employees to report complaints regarding accounting, internal accounting controls or auditing matters or to obtain help with a potential accounting or auditing complaint. Any complaint may be reported through the Audit Committee Hotline at 1-972-522-2002. The Audit Committee Hotline will be managed by an Audit Committee Member and provides a convenient way to alert the Committee of a potential situation without having to divulge the identity of the reporting person. Each caller remains anonymous and receives an assigned number and will be requested to call back after 30 days to check on the status of the reported complaint. Each report or enquiry will be handled confidentially to the greatest extent possible. Alternatively, a complaint or enquiry may be submitted via the mail directed to Eliseo Ruiz, III, Corporate Counsel, at the corporate office in Grand Prairie, Texas.

Authority to Engage Advisers

        The Committee is authorized in its discretion to engage and retain independent legal counsel and other professional advisers as it determines necessary, in its sole discretion, to carry out the Committee's duties and responsibilities.

Funding Appropriation

        The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation

  •
  to the Company's independent accountants for the purpose of rendering or issuing an audit report; and

  •
  to any professional advisers employed by the Committee.

APPENDIX B

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose:

        The Board of Directors of Precis, Inc. (the "Company") has established a Governance and Nominating Committee for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (b) selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership:

        The Governance and Nominating Committee will consist of three members of the Board of Directors, all of whom shall be "independent" under the standards applicable to corporate governance or nominating committees established under any applicable law, rule or regulation including the marketplace rules of the NASDAQ Stock Market, Inc.    The members of the Committee will be appointed by and serve at the discretion of the Board of Directors.

Responsibilities:

        The responsibilities of the Committee shall include:

  1.
  Formulating, recommending to the Board and overseeing the implementation and administration of the Company's corporate governance structure and framework.

  2.
  Monitoring and reviewing any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service.

  3.
  Reviewing the Company's Code of Conduct at least annually and recommending changes, as necessary, to the Board.

  4.
  Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman or the Board.

  5.
  Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors.

  6.
  Recommending Board committee assignments and committee chairs for consideration by the Board.

  7.
  Recommending the number of members that shall serve on the Board.

  8.
  Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of engagement.

B-1

Director Qualification Guidelines:

        The Committee believes that it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors. The Committee will seek candidates for election and appointment who possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment and who are committed to staunchly representing the interests of the stockholders. The Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment.

Meetings and Reports:

        The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee's activities and proceedings.

B-2

PROXY		PROXY
PRECIS, INC. 2040 NORTH HIGHWAY 360 GRAND PRAIRIE, TEXAS 75050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRECIS, INC.
The undersigned hereby appoints Judith H. Henkels and Robert Bintliff as Proxies, each with the power to appoint her or his substitute, and hereby appoints and authorizes either of them to represent and vote as designated below, all the shares of Common Stock, $.01 par value, of Precis, Inc. (the "Company") held of record by the undersigned on September 21, 2004 at the annual meeting of shareholders to be held at 4:00 p.m. on October 26, 2004, or any adjournment thereof.

Proposal One—	To elect Judith H. Henkels, Kent H. Webb, M.D., Eugene E. Becker, Nicholas J. Zaffiris, J. French Hill, Kenneth S. George and Robert E. Jones each for a term ending in 2005 and until each of their respective successors shall have been duly elected and qualified. A vote "FOR" will represent a vote for the nominee director.
	Judith H. Henkels	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Kent H. Webb, M.D.	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Eugene E. Becker	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Nicholas J. Zaffiris	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	J. French Hill	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Kenneth S. George	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Robert E. Jones	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
Proposal Two—	To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the year ending December 31, 2004. A vote "FOR" will represent a vote for such ratification and appointment.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal Three—	To approve other business that properly comes before the Annual Meeting or any adjournment or postponement. A vote "FOR" will represent a vote for approval of the business presented.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE THROUGH FOUR.

Please sign exactly as the name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date:	, 2004
Signature
Signature if held jointly
PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.